UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC   20549




                          CURRENT REPORT


                             FORM 8-K


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                         October 15, 2001
         Date of Report (Date of earliest event reported)



    DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its charter)



        Wisconsin                0-21455          39-1518732
(State or other jurisdiction  (Commission File (IRS Employer
of incorporation)               Number)        Identification No.)


                   250 Patrick Blvd, Suite 140
                  Brookfield, WI                       53045-5864
          (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:(262) 792-9200

ITEM 5:   Other Events

          On September 10, 2001, the Partnership granted an option to purchase The Meadows II (Phases II, III & IV) Apartments located at 225 Thompson Drive in the city of Madison, county of Dane, Wisconsin. An nonrefundable option fee of $10,000 was paid by the potential buyer upon the granting of the option. The option was exercised on September 28, 2001, and therefore the entire $10,000 option fee shall be a credit against the purchase price at closing. Initial earnest money in the amount of $71,432 was paid upon exercise of the option. An additional earnest money deposit in the amount of $128,568 was paid on or about October 15, 2001. The purchase price of $15,956,436 must be paid in cash at closing, subject to closing prorations. Closing is scheduled to occur no later than January 31, 2002. There can be no assurance that this transaction will be consummated or that the final terms thereof will not differ in material respects from the executed contract. In the event that this transaction closes, the Partnership intends to structure this transaction to be a like-kind exchange under Section 1031 of the Internal Revenue Code, whereby the net proceeds will be paid to a Qualified Intermediary and shall be used for the acquisition of a replacement property.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Decade Companies Income Properties,
                         A Limited Partnership
                                   (Registrant)

                         By: Decade Companies
                            (General Partner of the Registrant)

Date: December 14, 2001  By:   /s/ Jeffrey Keierleber
                            Jeffrey Keierleber, Principal Executive
                           Officer and Principal Financial and
                           Accounting Officer of the Registrant